77C Matters submitted to a vote of security holders

An Important Notice to Shareholders

of the Monteagle Quality Growth Fund

June 7, 2010

Although we recommend that you read the complete Proxy Statement, for your convenience, we have provided a brief overview of the issues to be voted on.

Q.  What are the shareholders being asked to vote on at the upcoming special meeting on June 30, 2010?

A. Shareholders of the Monteagle Quality Growth Fund are being asked to approve a new subadvisory agreement for their Fund.

The Board of Trustees recommends that you vote FOR this proposal.  Please refer to the Proxy Statement for a detailed explanation of the proposal you are being asked to vote on.

Q.  Why is a vote on the proposed new subadvisory agreement required?

A.  On or about June 30, 2010, a holder of a controlling interest in Davis Hamilton Jackson & Associates, L.P. (“DHJA” or the “Subadviser”), the subadviser to the Monteagle Quality Growth Fund, is expected to complete a sale of its entire remaining portion of its ownership in DHJA to internal principals of DHJA (the “Transaction”).  The Transaction could be deemed to be an “assignment,” as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the subadvisory agreement for the Monteagle Quality Growth Fund.  Under the terms of the subadvisory agreement, and as required by the 1940 Act, the subadvisory agreement automatically terminates in the event of its assignment.

For timing purposes to cover this period of transition, the Board of Trustees approved an interim subadvisory agreement associated with the Monteagle Quality Growth Fund.  The Board of Trustees also approved a new subadvisory agreement for the Monteagle Quality Growth Fund to take effect on July 1, 2010, subject to shareholder approval.  Shareholders of the Monteagle Quality Growth Fund are being asked to approve the new subadvisory agreement with DHJA.

Q.  How will the Transaction affect me as a shareholder of the Monteagle Quality Growth Fund?

A.  Your investment in the Fund will not change as a result of the Transaction.  You will still own the same shares of the Fund, and the value of your investment will not change as a result of the Transaction.  The new subadvisory agreement, if approved by shareholders, will be with the same Subadviser and the terms of the new subadvisory agreement are identical (except for the effective and termination dates) to the terms of the previous subadvisory agreement of May 1, 2009.

Q.  Will the subadvisory fee rates be the same upon the approval of the new subadvisory agreement?

A.  Yes, the subadvisory fee rates will remain the same and are paid by the adviser, not by the Fund.

Q.  How does the Board of Trustees suggest that I vote in connection with the proposal?

A.  After careful consideration, the Board of Trustees unanimously recommends that you vote “FOR” the approval of the proposal.

Q.  Will my vote make a difference?

A.  Your vote is needed to ensure that the proposal can be acted upon.  Additionally, your immediate response will help save on the costs of any future solicitations for these shareholder votes.  We encourage all shareholders to participate in the governance of their Fund.

Q.  How can I vote?

A.  You can vote your shares by completing and signing the enclosed proxy card, and mailing it in the enclosed postage-paid envelope.

Q.  If I send in my voting instructions now as requested, can I change my vote later?

A.  Yes, you may change your vote at any time before the special meeting by sending a written revocation to the Secretary of the Monteagle Funds at 630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090.

Q.  Whom should I call about additional information relating to this Proxy Statement?

A.  For additional information, please call Shareholder Services at 888-263-5593, or contact your financial adviser.

MONTEAGLE QUALITY GROWTH FUND

A Message from the Fund’s President
June 7, 2010

Dear Shareholder:

I am writing to you to ask you to instruct your Fund as to how to vote on an important matter that affects your investment in the Monteagle Quality Growth Fund.  You may provide your instructions by filling out and signing the enclosed proxy card.

We are asking for your vote on the following proposal:

To approve a new subadvisory agreement by and among Monteagle Funds, Nashville Capital Corporation and Davis Hamilton Jackson & Associates, L.P.

The Board recommends that you vote FOR the proposal.

Included in this booklet is information about the upcoming shareholders’ meeting on June 30, 2010:

•	A Notice of a Special Meeting of Shareholders, which summarizes the proposal for which you are being asked to vote; and

•	A Proxy Statement, which provides detailed information on the specific proposal to be considered at the special shareholders’ meeting, and why the proposal is being made.

We need your instructions and urge you to review the enclosed materials thoroughly.  Once you have determined how you would like your interests to be represented, please promptly complete, sign, date and return the enclosed proxy card.  A postage paid envelope is enclosed.

Your prompt return of the enclosed proxy card may save the necessity and expense of further solicitations.  Your vote is important to us.

We appreciate the time and consideration I am sure you will give these important matters.  If you have questions about the proposal, please call Shareholder Services at 888-263-5593, or contact your financial adviser.  Thank you for your continued support of the Monteagle Funds.

Sincerely yours,
Paul B. Ordonio, JD
President

MONTEAGLE QUALITY GROWTH FUND

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

This is the formal agenda for the Monteagle Quality Growth Fund’s Special Meeting of Shareholders (the “Meeting”).  It tells you what proposal will be voted on and the time and place of the Meeting, in the event you choose to attend in person.

To the Shareholders of the Monteagle Quality Growth Fund:

The Meeting will be held at Matrix Fund Services, located at 630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090, on June 30, 2010 at 10:00 a.m., Eastern time, to consider the following proposal:

To approve a new subadvisory agreement by and among Monteagle Funds, Nashville Capital Corporation and Davis Hamilton Jackson & Associates, L.P.

The Board recommends that you vote FOR the proposal.

The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Holders of record of shares of the Fund as of the close of business on May 27, 2010 (the “Record Date”) are entitled to notice of, and to vote at the Meeting and at any adjournments or postponements thereof.

In the event that a quorum is present but sufficient votes in favor of the proposal have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies as to the proposal.  Any adjournment of the Meeting for the further solicitation of proxies as to the proposal will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned.  The persons named as proxies will vote those proxies they are entitled to vote in their discretion as to any such adjournment.

MONTEAGLE FUNDS
By order of the Trustees,

/S/ Dave Ganley

June 7, 2010                                                                  Dave Ganley, Secretary

WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED SO THAT YOU WILL BE REPRESENTED AT THE MEETING.

MONTEAGLE QUALITY GROWTH FUND

630 Fitzwatertown Rd, Bldg A, 2nd Floor
Willow Grove, Pennsylvania 19090

PROXY STATEMENT

June 7, 2010

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of the Monteagle Funds (the “Trust”) for use at the Special Meeting of Shareholders (the “Meeting”) of the Monteagle Quality Growth Fund (the “Fund”), a series of the Trust.  The Meeting is to be held at Matrix Fund Services, located at 630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090, at 10:00 a.m., Eastern time.

This Proxy Statement, along with the Notice of Special Meeting and the proxy card, is being mailed to shareholders on or about June 7, 2010.  It explains concisely what you should know before voting on the proposal described in this Proxy Statement.  Please read it carefully and keep it for future reference.

The Meeting is being held to consider the following proposal and such other matters as may properly come before the Meeting or any adjournments thereof:

To approve a new subadvisory agreement by and among Monteagle Funds, Nashville Capital Corporation and Davis Hamilton Jackson & Associates, L.P.

The Board recommends that you vote FOR the proposal.

Approval of the proposal requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, provided a quorum is present.  The term “majority of the outstanding voting securities,” as defined in the 1940 Act, and as used in this Proxy Statement, means:  the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding voting securities of a Fund are present in person or by proxy or (2) more than 50% of the outstanding voting securities of a Fund.

All holders of record of shares of the Monteagle Quality Growth Fund at the close of business on May 27, 2010 (the “Record Date”) are entitled to notice of, and to vote at this Meeting and at any adjournments or postponements thereof.

In the event that a quorum is present but sufficient votes (2/3rds) in favor of the proposal have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies as to any proposal.  Any adjournment of the Meeting for the further solicitation of proxies as to the proposal will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned.  The persons named as proxies will vote those proxies they are entitled to vote in their discretion as to any such adjournment.  A shareholder vote may be taken on the proposal in this Proxy Statement prior to such adjournment.

The cost of preparing, printing and mailing the enclosed proxy card and Proxy Statement, and all other costs incurred in connection with the solicitation and meeting of this special proxy for the Monteagle Quality Growth Fund, will be paid by Davis Hamilton Jackson & Assoc. The total costs are estimated to be $4,000.

PROPOSAL:

NEW SUBADVISORY AGREEMENT

Nashville Capital Corporation (the “Adviser”) serves as the Fund’s investment adviser pursuant to an investment advisory agreement with the Monteagle Funds Trust (“Trust”) associated with the Monteagle Quality Growth Fund (the “Fund”).  The Adviser is permitted to delegate to a subadviser certain of the portfolio management services the Adviser is to perform under the advisory agreement.  Pursuant to a subadvisory agreement with the Fund, dated May 1, 2009 (the “Original Subadvisory Agreement”), Davis Hamilton Jackson & Associates, L.P. (“DHJA” or the “Subadviser”) serves as subadviser to the Fund.

The Original Subadvisory Agreement (previously approved by shareholders of the Fund at a meeting held on May 1, 2009), as required by Section 15 of the Investment Company Act of 1940, as amended (the “1940 Act”), provides for its automatic termination in the event of its “assignment” (as defined in the 1940 Act).  Any change in control of the Subadviser is deemed to be an assignment.

As of May 1, 2010, Affiliated Managers Group, Inc. (“AMG”) owned 25.02% of the Subadviser.  Effective June 30, 2010, AMG will complete the sale of its remaining ownership interest in the Subadviser to internal partners of the Subadviser.   This sale of AMG’s ownership interest in the Subadviser (the “Transaction”), which has resulted in an elimination of AMG’s ownership interest in the Subadviser, may be deemed an assignment, therefore causing the automatic termination of the Original Subadvisory Agreement, as required by the 1940 Act.  Accordingly, at a Board meeting held on May 19, 2010, the Board of Trustees, including a majority of its Trustees who are not “interested persons,” as defined by the 1940 Act, of the Trust (the “Independent Trustees”), approved the retention of the Subadviser for the Fund through an interim subadvisory agreement (the “Interim Subadvisory Agreement”) until such time Shareholders have voted on the proposal.

The Interim Subadvisory Agreement will continue in effect for a term ending on the earlier of: (i) the expiration of 150 days from May 20, 2010; or (ii) when the majority of the outstanding voting shares (as defined in the 1940 Act) of the Fund approve the new subadvisory agreement (“New Subadvisory Agreement”).  Pursuant to Rule 15a-4 of the 1940 Act, compensation earned by the Subadviser under the Interim Subadvisory Agreement will be held in an interest bearing account.  If the shareholders of the Fund approve the New Subadvisory Agreement, the amount held in the escrow account under the Interim Subadvisory Agreement will be paid to the Subadviser.  If the shareholders of the Fund do not approve the New Subadvisory Agreement, the Subadviser will be paid the lesser of its costs incurred in performing its services under the Interim Subadvisory Agreement or the total amount in the escrow account, plus interest earned.

At a Board meeting held on May 19, 2010, the Board of Trustees, including a majority of the Independent Trustees, approved the New Subadvisory Agreement and agreed to submit the New Subadvisory Agreement to shareholders of the Fund for approval.  As required by the 1940 Act, the New Subadvisory Agreement must be approved, at least initially, by the shareholders of the Fund.

The New Subadvisory Agreement contains the same terms as the Original Subadvisory Agreement, differing only in the effective and termination dates.  These differences are described below.  A form of the New Subadvisory Agreement is attached as Exhibit A.

If the proposal is approved by shareholders of the Fund, the New Subadvisory Agreement will replace the Interim Subadvisory Agreement with respect to the Fund and the amount held in escrow (including interest) under the Interim Subadvisory Agreement will be paid to the Subadviser.  If the proposal is not approved by shareholders of the Fund, the Board will take such action as it deems to be in the best interests of the Fund, and the Subadviser will be paid the lesser of (i) the costs incurred by the Subadviser in performing under the Interim Subadvisory Agreement (plus interest earned on that amount while in escrow) or (ii) the total amount in the escrow account (plus interest earned).

Comparison of Original Subadvisory Agreement and New Subadvisory Agreement

The terms of the New Subadvisory Agreement, including the fees payable to the Subadviser thereunder, are identical to those of the Original Subadvisory Agreement, except for the effective and termination dates.  If approved by shareholders of the Fund, the New Subadvisory Agreement will expire on June 30, 2012 unless continued.  The New Subadvisory Agreement will continue in effect from year to year thereafter if such continuance is approved for the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder.  Below is a comparison of certain terms of the Original Subadvisory Agreement to the terms of the New Subadvisory Agreement.

Subadvisory Services.  The services to be provided by the Subadviser to the Fund under the New Subadvisory Agreement will be identical to those services that were provided by the Subadviser under the Original Subadvisory Agreement and that are currently provided by the Subadviser under the Interim Subadvisory Agreement.  Both the Original Subadvisory Agreement and the New Subadvisory Agreement provide advisory services, including (i) developing, recommending and implementing an investment program and strategy, (ii) research and analysis relative to the investment program and (iii) determining what securities will be purchased and sold by the Fund and what portion of the assets of the Fund should be held in cash or cash equivalents subject to the fundamental policies of the Fund, as reflected in the Trust’s Registration Statement filed with the Securities and Exchange Commission, as such Registration Statement is amended from time to time.

Expenses.  The provisions of the New Subadvisory Agreement regarding expenses are identical to the provisions of the Original Subadvisory Agreement.  Under the terms of the Original Subadvisory Agreement and New Subadvisory Agreement, the Subadviser bears all expenses incurred by it in the performance of its duties.

Compensation.  The provisions of the Original Subadvisory Agreement and the New Subadvisory Agreement regarding compensation are identical.  Under the Original Subadvisory Agreement and New Subadvisory Agreement for the Fund, the Adviser pays the Subadviser at an annual rate of 0.30% of the Fund’s average daily net assets.  For the most recent fiscal year ended August 31, 2009, Davis Hamilton Jackson & Assoc. earned $121,451 in subadvisory fees.

Duration and Termination of the Agreement.  The Original Subadvisory Agreement for the Fund originally was in effect for an initial term and could be continued thereafter for successive one year periods if such continuance was specifically approved at least annually in the manner required by the 1940 Act.  If the shareholders of the Fund approve the New Subadvisory Agreement, it will take effect on July 1, 2010 (or such later date as shareholders approve the Agreement) and expire on June 30, 2012, unless continued.  The New Subadvisory Agreement may be continued for successive one-year periods thereafter if approved at least annually in the manner required by the 1940 Act.

The Original Subadvisory Agreement and New Subadvisory Agreement each provide that the Agreement may be terminated at any time without payment of any penalty by the Fund or Subadviser on thirty (30) days’ written notice to the other party.  The Fund may effect termination by action of the Board or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), accompanied by appropriate notice.

Liability of the Subadviser.  The Original Subadvisory Agreement and New Subadvisory Agreement each provide that the Subadviser shall not be liable to the Adviser or the Trust for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing in the Agreement shall be deemed to protect, or purport to protect, the Subadviser against any liability to the Adviser or the Trust to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadviser's duties under the Agreement, or by reason of the Subadviser's reckless disregard of its obligations and duties under the Agreement.  Each Agreement further provides that the Subadviser shall not be liable to the Adviser or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund that the Subadviser reasonably believes were made by a duly authorized officer of the Adviser or the Trust, (ii) the advice of counsel to the Trust, and (iii) any written instruction or certified copy of any resolution of the Board of Trustees.

Board Considerations of the New Subadvisory Agreement

At a Board meeting held on May 19, 2010, the Board of Trustees, including a majority of the Independent Trustees, unanimously approved the New Subadvisory Agreement, and recommends that shareholders of the Fund approve the New Subadvisory Agreement.

In connection with the May 19, 2010 meeting, the Independent Trustees requested and evaluated information they deemed reasonably necessary to their review process.  The Board received information describing the services to be provided by the Subadviser, including information about (i) the nature, extent and quality of services to be provided by the Subadviser; (ii) the proposed subadvisory fee rates relative to a peer group; (iii) the investment performance of the Fund measured against appropriate benchmarks; and (iv) general information about the Subadviser.  The Independent Trustees were advised by experienced independent counsel throughout their deliberations.

Nature, Extent and Quality of Services.  The Board reviewed the functions performed by the Subadviser, the portfolio management team and support staff of the Subadviser and the Subadviser’s investment strategy and process for the Fund and the Subadviser’s financial condition, and considered the quality of services provided.  The Board also revisited information on the performance of the Fund, along with the performance information of a relevant securities index and a group of peer funds considered at its April 22, 2010 meeting.  During the current year the Fund’s performance has been consistent with its index and peers.  For the one-year period, the rally was driven by small cap versus large cap growth resulting in returns lagging the index and peers but consistent with large cap growth; for the five-year period the Fund was consistent the index and its peers.  The Board found the Fund’s long-term performance to be consistent with the strategy of quality large-cap stock investing and that the Subadviser has strictly adhered to a growth style of investing when managing the Fund, in accordance with the Fund’s investment objective and strategies.  Based on the information provided and the Board’s previous experience with the Subadviser, the Board concluded that the nature and extent of the services provided and to be provided by the Subadviser were appropriate and that the quality was good.

Fees.  The Board considered the subadvisory fee rates proposed under the New Subadvisory Agreement.  The Board noted that the fee rates under the New Subadvisory Agreement are identical to the fee rates under the Original Subadvisory Agreement.  The Board concluded that the subadvisory fee was reasonable and appropriate in amount given the quality of services provided.

Profitability.  The Board considered the profitability information provided by the Subadviser with respect to its fees received under the Original Subadvisory Agreement.  The Board considered that the subadvisory fee rates were negotiated at arm’s length between the Adviser and the Subadviser, and that the Subadviser would be paid by the Adviser.  The Board concluded that the profits realized by the Subadviser were not unreasonable.

Economies of Scale.  As part of its review of the New Subadvisory Agreement, the Board considered whether there will be economies of scale with respect to the management of the Fund and whether the Fund will benefit from any economies of scale.  The Board considered that the fees for the Fund are commercially agreed upon between the Adviser and Subadviser.  The Board concluded that, given the nature and size of the Fund and the costs of the Subadviser in providing portfolio management services, the subadvisory fee reflects an appropriate level of sharing of any economies of scale.

Other Benefits to the Subadviser.  The Board noted that the Subadviser has indicated that the Subadviser benefits as a result of its relationship with the Monteagle Quality Growth Fund from the use of the Fund’s brokerage under certain soft-dollar arrangements pursuant to which it receives research.  The Board also considered that the Subadviser does not enter into any soft-dollar arrangements on behalf of the Fund.

In connection with considering the interim and permanent new Subadvisory Agreement, the Board of Trustees made findings with respect to the Transaction.   It was determined that the Board of Trustees will remain at least 75% disinterested for 3 years.  Since the Transaction involves absolutely no change in fees or expenses with the Fund and with representations from the Adviser and Subadviser that they will  not propose any change during at least a 2 year period after the date of the Transaction, the Board concluded that the interim and new Subadvisory Agreement would not impose any additional burden on Shareholders.

Based on all of the information considered, the Board, including the Independent Trustees, concluded that the terms of the New Subadvisory Agreement are fair and reasonable and that the New Subadvisory Agreement is in the best interests of the Fund and its shareholders, and unanimously voted to approve the Agreement.

The Board recommends that you vote FOR the approval of the New Subadvisory Agreement for your Monteagle Quality Growth Fund.

ADDITIONAL INFORMATION

Information About Voting and the Special Shareholder Meeting

General. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of the Trust for use at the Special Meeting of Shareholders.  The Meeting will be held at Matrix Fund Services, located at 630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090, on June 30, 2010 at 10:00 a.m., Eastern time.  The Notice of the Special Meeting of Shareholders, the Proxy Statement and the enclosed proxy voting form are being mailed to shareholders on or about June 7, 2010.

Only shareholders of record of the Fund as of the close of business on the Record Date will be entitled to notice of and to vote at the Meeting or any adjournment thereof.  Each share is entitled to one vote, with fractional shares voting proportionally.

As of the Record Date, the Fund had -3,468,163.245 shares outstanding.  Shareholders who owned more than 5% of the outstanding on the record date were:

FAMCO    57.30%
PO Box 1148
Columbia TN  38402;

Charles Schwab & CO, Inc.    21.98%
Special Custody Acct for the Exclusive Benefit of Customers
Attn: Mutual Funds
101 Montgomery Street
San Francisco, CA  94104; and

Stifel Nicolaus & Co., Inc.    11.16%
TTEE Missouri Funeral Trust
501 North Broadway
St. Louis, MO  63012.

Investment Subadviser.  The Subadviser is a registered investment adviser and the following individuals or entities own or owned more than 10% of the Subadviser as follows:

OWNERS OF DHJA		OWNERS OF DHJA
(as of May 31, 2010)		(as of June 30, 2010)

Affiliated Managers Group, Inc.	25.02%	Affiliated Managers Group, Inc.	0.00%
Gilbert A. Garcia	33.84%	Gilbert A. Garcia	45.13%
Janna Hamilton	17.25%	Janna Hamilton	23.01%
Daniel Kallus	7.96%	Daniel Kallus	10.62%

DHJA was founded in 1998 and currently has approximately $2.1 billion in assets under management as of May 1, 2010.  The Board has assessed several factors, including the potential impact on performance, pertaining to the substantial purchase by management from the Subadviser’s prior owner.  The Board has concluded that research, management resources and staff should be essentially the same under the new ownership structure.  DHJA is located at 5 Houston Center, 1401 McKinney, Suite 1600, Houston, Texas 77010.  Upon completion of this Transaction, DHJA anticipates changing the firm’s name to Garcia Hamilton & Associates and for same to be completed by January 1, 2011.

Investment Adviser.  Nashville Capital Corporation (the “Adviser”) oversees the management of the Fund’s portfolio and manages the Fund’s business affairs.  The Adviser is located at 209 10th Avenue South, Suite 332, Nashville, Tennessee 37203.

Principal Underwriter.  Matrix Capital Group is the principal underwriter for the Trust and agent for the distribution of the Fund’s shares.  Matrix Capital Group is located at 420 Lexington Avenue, Suite 601, New York, New York 10170.

Administrator.  Matrix Fund Services serves as Fund Accountant, Transfer Agent and Administrator for the Fund.   Matrix Fund Services is located at 630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090.

Custodian.  Huntington National Bank serves as custodian for the Trust.

Expenses.  This proxy shall not unfairly burden the Shareholders of the Fund as: 1) the Subadvisory fee is staying the same and is paid by the Adviser; and 2) the costs of preparing, printing and mailing the enclosed proxy card and Proxy Statement, and all other costs incurred in connection with the Meeting, will be paid by the Subadviser (the total costs are estimated to be $4,000).

Required Vote and Quorum.  Approval of the proposal requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, provided a quorum is present.  The term “majority of the outstanding voting securities,” as defined in the 1940 Act, and as used in this Proxy Statement, means:  the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (2) more than 50% of the outstanding voting securities of the Fund.

A quorum to conduct business consists of a majority of the shares entitled to vote at a shareholder meeting.  A lesser number is sufficient for adjournments.

For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.  Accordingly, shareholders are urged to forward their voting instructions promptly.  Abstentions and broker non-votes will have the effect of a “no” vote.

Revocation of Proxies and Voting Instructions.  Proxies may be revoked at any time before they are voted by a written revocation received by the Secretary of the Trust at 630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090 or by facsimile at 215-830-8995.

Proposal of Shareholders.  The Fund does not generally hold annual shareholders’ meetings, but will hold special meetings as required or deemed desirable.  Because the Fund does not hold regular shareholders’ meetings, the anticipated date of the next shareholders’ meeting (if any) cannot be provided.  Shareholders wishing to submit proposal for inclusion in a proxy statement for a subsequent shareholders’ meeting of the Fund should send their written proposal to the Secretary of the Trust at 630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090 or by facsimile at 215-830-8995.  Proposal must be received in a reasonable time before the Trust begins to print and mail its proxy materials for the meeting.  The timely submission of a proposal does not guarantee its inclusion.

Other Matters to Come Before the Special Meeting.  The Board is not aware of any matters that will be presented for action at the Meeting other than those set forth herein.  Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares with respect to any such other matters in accordance with their best judgment in the interest of the Fund.

THE TRUST WILL FURNISH TO ANY SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL AND SEMI-ANNUAL REPORTS.  SHAREHOLDERS CAN REQUEST A COPY BY (1) CALLING 1-888-263-5593 OR (2) WRITING TO THE FUND AT 630 FITZWATERTOWN ROAD, BUILDING A, SECOND FLOOR, WILLOW GROVE, PENNSYLVANIA 19090. EACH SHAREHOLDER SHOULD RECEIVE A COPY OF THE PROXY MATERIALS, HOWEVER IF SEVERAL SHAREHOLDERS LIVING AT THE SAME ADDRESS RECEIVE ONLY ONE COPY OF THE PROXY MATERIALS, THEY SHOULD CONTACT THE FUND TO REQUEST ADDITIONAL SETS.

The Board recommends that you vote FOR the proposal.

Please complete, sign and return the enclosed proxy card promptly via mail or facsimile (215-830-8995).  No postage is required if mailed in the United States.

By order of the Board,

/S/ Dave Ganley

Dave Ganley
Secretary

EXHIBIT A

MONTEAGLE FUNDS
SUBADVISORY AGREEMENT

AGREEMENT made as of the 1st day of July, 2010, by and among Monteagle Funds, a Delaware business trust, with its principal office and place of business at 209 10th Ave. South, Suite 332, Nashville, Tennessee 37203, (the “Trust”); Nashville Capital Corporation, a Tennessee corporation, with its principal office and place of business at 209 10th Ave. South, Suite 332, Nashville, Tennessee 37203 (the “Adviser”); and Davis Hamilton Jackson & Associates, L.P., a Delaware limited partnership, with its principal office and place of business at 1401 McKinney Street, Suite 1600, Houston, Texas 77010 (the “Subadviser”).

WHEREAS, Adviser has entered into a Management Agreement (“Management Agreement”) with the Trust;

WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended, (the “1940 Act”), as an open-end, management investment company and may issue its shares of beneficial interest, no par value (the “Shares”), in separate series;

WHEREAS, pursuant to the Management Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the “Board”), the Adviser acts as investment adviser for each series of the Trust listed on Appendix A hereto (each, a “Fund” and, collectively, the “Funds”);

WHEREAS, the Trust and Adviser desire to retain the Subadviser to perform investment advisory services for the Fund and Subadviser is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust, the Adviser and the Subadviser hereby agree as follows:

SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

(a)           The Trust and the Adviser hereby employ Subadviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in each Fund and, without limiting the generality of the foregoing, to provide other services as specified herein.  The Subadviser accepts this employment and agrees to render its services for the compensation set forth herein.

(b)           In connection therewith, the Trust has delivered to the Subadviser copies of (i) the Trust’s Trust Instrument and Bylaws (collectively, as amended from time to time, “Organic Documents”), (ii) the Trust’s Registration Statement, all exhibits thereto, and all amendments thereto filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the 1940 Act (the “Registration Statement”), (iii) the Trust’s current Prospectuses and Statements of Additional Information of

each Fund (collectively, as currently in effect and as amended or supplemented, the “Prospectus”), and (iv) all procedures adopted by the Trust with respect to any Fund (i.e., repurchase agreement procedures), and shall promptly furnish the Adviser with all amendments of or supplements to the foregoing.  The Trust shall deliver to the Subadviser (x) a certified copy of the resolution of the Board appointing the Subadviser and authorizing the execution and delivery of this Agreement, (y) a copy of all proxy statements and related materials relating to any Fund, and (z) any other documents, materials or information that the Subadviser shall reasonably request to enable it to perform its duties pursuant to this Agreement.  The Trust shall furnish to the Subadviser a copy of each amendment of or supplement to the foregoing promptly after the adoption of each amendment or supplement.

(c)           The Subadviser has delivered to the Adviser and the Trust (i) a copy of its Form ADV as most recently filed with the SEC and (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”).  The Subadviser shall promptly furnish the Adviser and Trust with all amendments of or supplements to the foregoing at least annually.

SECTION 2.  DUTIES OF THE TRUST AND ADVISER

(a)           In order for the Subadviser to perform the services required by this Agreement, the Trust and the Adviser (i) shall, cause all service providers to the Trust to furnish information relating to any Fund to the Subadviser and assist the Subadviser as may be required and (ii) shall ensure that the Subadviser has reasonable access to all records and documents maintained by the Trust, or any service provider to the Trust.

(b)           In order for the Subadviser to perform the services required by this Agreement, the Adviser shall deliver to the Subadviser all material it provides to the Board in accordance with the Management Agreement.

SECTION 3.  DUTIES OF THE SUBADVISER

(a)           The Subadviser will make decisions with respect to all purchases and sales of securities and other investment assets in each Fund to the extent such authority is delegated by the Adviser.  To carry out such decisions, the Subadviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds.  In all purchases, sales and other transactions in securities and other investments for the Funds, the Subadviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

Consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Subadviser may allocate brokerage on behalf of the Funds to broker-dealers who provide research services.  The Subadviser may aggregate sales and purchase orders of the assets of the Funds with similar orders being made simultaneously for other accounts advised by the Subadviser or its affiliates.  Whenever the Subadviser simultaneously places orders to purchase or sell the same asset on behalf of a Fund and one or more other accounts advised by the Subadviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

(b)           The Subadviser will report to the Board at each meeting thereof as requested by the Adviser or the Board all material changes in each Fund since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds and the Subadviser, and on its own initiative, will furnish the Board from time to time with such information as the Subadviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Funds' holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Funds maintain investments, or otherwise.  The Subadviser will also furnish the Board with such statistical and analytical information with respect to investments of the Funds as the Subadviser may believe appropriate or as the Board reasonably may request.  In making purchases and sales of securities and other investment assets for the Funds, the Subadviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Organic Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Funds.

(c)           The Subadviser will from time to time employ or associate with such persons as the Subadviser believes to be particularly fitted to assist in the execution of the Subadviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Subadviser.  No obligation may be incurred on the Trust's or Adviser’s behalf in any such respect.

(d)           The Subadviser will report to the Board all material matters related to the Subadviser.  On an annual basis, the Subadviser shall report on its compliance with its Code to the Adviser and to the Board and upon the written request of the Adviser or the Trust, the Subadviser shall permit the Adviser and the Trust, or their respective representatives to examine the reports required to be made to the Subadviser under the Code.  The Subadviser will notify the Adviser and the Trust of any change of control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Subadviser, in each case prior to or promptly after such change.

(e)           The Subadviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act.  The Subadviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadviser pursuant to this Agreement required to be prepared and maintained by the Subadviser or the Trust pursuant to applicable law.  To the extent required by law, the books and records pertaining to the Trust which are in possession of the Subadviser shall be the property of the Trust.  The Subadviser may make and retain for its own use a copy of such books and records.  The Adviser and the Trust, or their respective representatives, shall have access to such books and records at all times during the Subadviser's normal business hours.  Upon the reasonable request of the

Adviser or the Trust, copies of any such books and records shall be provided promptly by the Subadviser to the Adviser and the Trust, or their respective representatives.

(f)           The Subadviser will cooperate with each Fund’s independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants’ duties.

(g)           The Subadviser will provide the Funds’ custodian and fund accountant on each business day with such information relating to all transactions concerning the Funds’ assets under the Subadviser’s control as the custodian and fund accountant may reasonably require.  In accordance with procedures adopted by the Board, the Subadviser is responsible for assisting in the fair valuation of all Fund assets and will use its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Subadviser for each asset for which the Funds’ fund accountant does not obtain prices in the ordinary course of business.

(h)           The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

(i)           Except as otherwise agreed to by the Trust, the Adviser and the Subadviser, during any period in which a Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act, the Subadviser shall have no duties or obligations pursuant to this Agreement with respect to the Fund.

SECTION 4.  COMPENSATION; EXPENSES

(a)           In consideration of the foregoing, the Adviser shall pay the Subadviser, with respect to each Fund, a fee at an annual rate as listed in Appendix A hereto.  Such fees shall be accrued by the Adviser daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month.  If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.  Upon the termination of this Agreement with respect to a Fund, the Adviser shall pay to the Subadviser such compensation as shall be payable prior to the effective date of termination.

(b)           The Subadviser may agree to waive all or part of its fees by separate agreement.

(c)           No fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

SECTION 5.  STANDARD OF CARE

(a)           The Trust and Adviser shall expect of the Subadviser, and the Subadviser will give the Trust and Adviser the benefit of, the Subadviser's best judgment and efforts in rendering its services hereunder.  The Subadviser shall not be liable to the Adviser or the Trust hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Subadviser against any liability to the Adviser or the Trust to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadviser's duties hereunder, or by reason of the Subadviser's reckless disregard of its obligations and duties hereunder.

(b)           The Subadviser shall not be liable to the Adviser or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to a Fund that the Subadviser reasonably believes were made by a duly authorized officer of the Adviser or the Trust, (ii) the advice of counsel to the Trust, and  (iii) any written instruction or certified copy of any resolution of the Board.

(c)           The Subadviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Subadviser’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

(a)           This Agreement shall become effective with respect to a Fund immediately upon the later of approval by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust) and, if required by applicable law, by a vote of a majority of the outstanding voting securities of the Fund.

(b)           This Agreement shall remain in effect with respect to a Fund for a period of two (2) years from the date of its effectiveness and may only continue in effect for successive annual periods with respect to the Fund under such separate Agreement; provided that such continuance is specifically approved (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if new Agreement is not approved as to a Fund, the Subadviser may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

(c)           This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board, by a vote of a majority of the outstanding voting securities of the Fund or by the Adviser on 30 days' written notice to the Subadviser or (ii) by the

Subadviser on 30 days' written notice to the Trust.  This Agreement shall terminate immediately (x) upon its assignment or (y) upon termination of the Management Agreement.

SECTION 7.  ACTIVITIES OF THE SUBADVISER

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadviser's right, or the right of any of the Subadviser's directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

SECTION 8.  REPRESENTATIONS OF SUBADVISER.

The Subadviser represents and warrants that (i) it is either registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) (and will continue to be so registered for so long as this Agreement remains in effect) or exempt from registration under the Advisers Act, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, and (iv) will promptly notify the Adviser and the Trust of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

SECTION 10. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and the Subadviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Subadviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

SECTION 11.  MISCELLANEOUS

(a)           No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties hereto and approved by the Trust in the manner set forth in Section 6(b) hereof.

(b)           No amendment to this Agreement or the termination of this Agreement with respect to a Fund shall effect this Agreement as it pertains to any other Fund, nor shall any such amendment require the vote of the shareholders of any other Fund.

(c)           No party to this Agreement shall be liable to the any other party for consequential damages under any provision of this Agreement.

(d)           THIS AGREEMENT SHALL BE GOVERNED BY, AND THE PROVISIONS OF THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED UNDER AND IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

(e)           This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(f)           This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(g)           If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(h)           Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(i)           Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(j)           Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of any other series of the Trust and that no Fund or other series of the Trust shall be liable or shall be charged for any debt, obligation or liability of any other Fund or series, whether arising under this Agreement or otherwise.

(k)           No affiliated person, employee, agent, director, officer or manager of the Subadviser shall be liable at law or in equity for the Subadviser’s obligations under this Agreement.

(l)           The terms “vote of a majority of the outstanding voting securities”, “interested person”, “affiliated person”, “control” and “assignment” shall have the meanings ascribed thereto in the 1940 Act.

(m)           Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

MONTEAGLE FUNDS

By:_________________________
Paul B. Ordonio, Esq.
President

NASHVILLE CAPITAL CORPORATION

By:__________________________
Larry C. Catlett
President

DAVIS HAMILTON JACKSON & ASSOCIATES, L.P.

By:___________________________
Daniel Kallus
Principal

MONTEAGLE FUNDS
SUBADVISORY AGREEMENT

Appendix A

Funds of the Trust	Fee as a % of the Annual Average Daily Net Assets of the Fund
Quality Growth Fund	0.30%

PROXY

MONTEAGLE QUALITY GROWTH FUND

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES
FOR A SPECIAL MEETING OF SHAREHOLDERS ON JUNE 30, 2010

A Special Meeting of Shareholders will be held at Matrix Fund Services, located at 630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090, on June 30, 2010 at 10:00 a.m., Eastern time.  At the Meeting, you will be asked to vote on the proposal described in the enclosed proxy statement. The undersigned hereby appoints Dave Ganley and Kari Thompson, and each of them, with full power of substitution, proxies for the undersigned, to represent and vote the shares of the undersigned at the Special Meeting of Shareholders to be held on June 30, 2010, or any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO JOIN US AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR RETURN VIA FACSIMILE (215-830-8995) SO THAT YOUR VOTE WILL BE COUNTED.

Date:

SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON LEFT.

NOTE:  PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY.  IF SHARES ARE HELD JOINTLY, EACH HOLDER MUST SIGN THE PROXY, IF YOU ARE SIGNING ON BEHALF OF AN ESTATE, TRUST OR CORPORATION, PLEASE STATE YOUR TITLE OR CAPACITY.

Please fill in one of the boxes below with an “X” to specify your vote.

Properly executed proxies will be voted as specified.  If no specification is made, such shares will be voted “FOR” the proposal set forth in this proxy.  In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting.

PROPOSAL: Approval of the new subadvisory agreement by and among Monteagle Funds, Nashville Capital Corporation and Davis Hamilton Jackson & Associates, L.P.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Affidavit of Mailing

This is to certify that the Proxy Statement and Ballot for Monteagle Quality Growth Fund, a series of the Monteagle Funds dated June 7, 2010 was mailed to all shareholders of record (record date May 27, 2010) on June 7, 2010

By:

/s/ Lisa A. Ruczynski
Lisa A. Ruczynski
Director Shareholder Services

SPECIAL MEETING OF SHAREHOLDERS
June 30, 2010
OATH OF INSPECTOR OF ELECTION AND BALLOTS

I, Kari L. Thompson duly appointed to serve as Inspector of Election and Ballots at the Special Meeting of Shareholders (the “Special Meeting”) of Monteagle Quality Growth Fund held on June 30, 2010, at the offices of Matrix Capital Group, located at 630 Fitzwatertown Road, Building A, Second Floor, Willow Grove, Pennsylvania 19090, being duly sworn, according to law, hereby promise and swear that I will faithfully, honestly and impartially perform the duties of Inspector of Election and Ballots, and to the best of my skills and abilities, conduct the actions to be taken with respect to the proposals set forth in the Proxy Statement dated June 7, 2010.

/s/ Kari L. Thompson
Kari L. Thompson

Subscribed and sworn to before me
this 30th day of June, 2010.

/s/ Lisa A. Ruczynski
Notary Public

My commission expires:
(notary seal on original document)

BALLOT
Monteagle Quality Growth Fund

Special meeting of shareholders
June 30, 2010

_________________________________

Record Date	May 27, 2010

Meeting Date:	June 30, 2010

Mail Date:	June 7, 2010

Outstanding Shares	3,468,438.729

Need for Quorum (50.1%)	1,737,687.803

The undersigned, Kari L. Thompson, having been duly appointed Inspector of Election for the special meeting of shareholders of the Monteagle Quality Growth Fund held on June 30, 2010 does hereby CERTIFY:

That at said meeting vote of the stockholders in all classes of the Monteagle Quality Growth Fund entitled to vote in person or by proxy was duly taken by ballot with respect to the adoption of proposals mailed to shareholders on June 7, 2010;

That said vote was conducted by the undersigned and that as such Inspector the undersigned examined the written proxies of stockholders represented by proxy and counted all ballots cast;

That the number of all classes of  fund shares issued and outstanding and entitled to vote upon said proposals was 3,468,438.729; and

That 2,436,954.618 shares voted for the proposals as follows:

Proposal 1
To approve a new Subadvisory agreement by and among Monteagle Funds, Nashville Capital Corporation and Davis Hamilton Jackson & Associates, L.P.

FOR	2,432,310.483	__ 70.13%__
AGAINST	___4,644.135	___0.13%___
ABSTAIN (not voting)	1,031,484.111	___29.74%__

IN WITNESS WHEREOF, I have made out this certificate accordingly and have subscribed my name hereto and have delivered the same to the Secretary of the Monteagle Funds.

/s/ Kari L. Thompson
Kari L. Thompson

Received the above certificate this
30th Day of June 2010

/s/ David F. Ganley
David F. Ganley, Secretary

Special Meeting of Shareholders
June 30, 2010
Minutes

I.	Announcement of Special Meeting of Shareholders.

Paul B. Ordonio, President of the Monteagle Funds, welcomed all to the meeting. The meeting was convened at 10:00 a.m., Eastern Daylight Saving Time pursuant to proper Notice.

II.	Introduction of Trustees and Other Persons in Attendance.

Attendees were canvassed and the following individuals duly noted:

David F. Ganley, Secretary and AML Compliance Officer of the Funds
Kari L. Thompson, Matrix Capital Group.

For the record, no Trustees or other Shareholders were in attendance.

III.	Appointment of the Recording Secretary.

The President appointed Dave Ganley to act as Secretary of the Meeting and to record the proceedings for the minute books of the Trust.

The following documents were presented to the Secretary of the Meeting with instructions that said documents be attached as exhibits to the minutes of the Meeting:

1.	Copy of the Notice of Special Meeting of Shareholders, Proxy Summary and Proxy Statement, all dated June 7, 2010.
2.	Copy of the Form of Proxy for the Special Meeting as solicited by the Board of Trustees.

IV.	Appointment of Inspector of Elections.

The President appointed Kari Thompson to act as Inspector of Elections.

Mrs. Thompson accepted the appointment and submitted the following documents to the Secretary of the meeting and directed the Secretary to attach said documents as exhibits to the minutes of the Meeting:

1.	Verified Oath of Office
2.	Affidavit of Mailing of Proxy
3.	Report of the Inspector of Elections / Certification of Vote

V.	Announcement of Quorum or Adjournment.

The President requested that the Inspector of Elections indicate whether a quorum is present for purposes of this meeting.  Mrs. Thompson responded affirmatively and specifically that a quorum of shareholders for the Monteagle Quality Growth Fund present in person or by proxy for purposes of the meeting.

The President thereby acknowledged a quorum being present in person or proxy and proceeded with the first order of business.

VI.	First Order of Business – to approve a new Subadvisory agreement by and among Monteagle Funds, Nashville Capital Corporation and Davis Hamilton Jackson & Associates, L.P.

The President called the first order of business and outlined Proposal #1:

Shareholders are being asked to approve a new Subadvisory agreement by and among Monteagle Funds, Nashville Capital Corporation and Davis Hamilton Jackson & Associates, P.P.

The President called for the votes of the shareholders with respect to the Proposal for the Monteagle Quality Growth Fund.  The votes were duly compiled and cast either in person or by proxy and announced by Mrs. Thompson.

The President requested all shareholders present that had not already voted in person or by proxy, or who wish to change a vote previously placed, to please stand and be recognized, and cast a vote.  There being no further votes cast upon the proposal, the President declared the polls closed, and requested the Inspector of Elections to tabulate the ballots and announce and certify the results of the vote.

Mrs. Thompson represented that a quorum of shareholders of the Monteagle Quality Growth Fund present in person or by proxy, and a majority of votes of the Fund being required to approve the Proposal, indicated the Fund’s shareholders voted as follows:

A total of 3,468,438.729 shares of the Monteagle Quality Growth Fund were entitled to vote on the Proposal.  A total of 1,737,687.803 shares constitute a quorum of voters for purposes of the proposal.  A total of 2,432,310.483 shares of the Monteagle Quality Growth Fund were cast in favor of the proposal.

Mrs. Thompson certified the Results of the Vote.

The  President acknowledged a quorum present in person or by proxy, and there being sufficient votes cast in favor of the Proposal, announced that the Proposal was approved  by  the shareholders of the Monteagle Quality Growth Fund and thereby ordered the Certificate of Result of Vote be duly annexed to the minutes of the Meeting.
VII.	Adjournment of the Meeting.

The President declared the floor open for any other business or necessary discussion.  There being none forthcoming, the President declared the Meeting adjourned.

/s/ David F. Ganley
David F. Ganley, Secretary

Submitted:  June 30, 2010

Approved:  July 22, 2010